CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 29, 2024 of Hood River International Opportunity Fund, a series of Manager Directed Portfolios, for the year ended June 30, 2024, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
December 12, 2024